UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant's telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported, on Friday, April 29, 2016, another helicopter company's Airbus Helicopters EC225LP (also known as a H225) model helicopter crashed near Turøy outside of Bergen, Norway. The aircraft was carrying eleven passengers and two crew members at the time of the accident. Thirteen fatalities were reported. The cause of the accident is not yet known and is under investigation by authorities in Norway.

Bristow Group Inc. (the “Company”) operates a total of twenty-seven H225 model aircraft worldwide as follows:

•	Five H225 model aircraft registered in Norway;

•	Thirteen H225 model aircraft registered in the United Kingdom; and

•	Nine H225 model aircraft registered in Australia.

The Norwegian Civil Aviation Authority previously issued a safety directive on April 29, 2016, requiring operators to suspend public transport flights and commercial air transport operations of all Airbus Helicopters EC225LP model aircraft registered in, or flying in or offshore of, Norway. The safety directive permitted continued search and rescue flights of the affected aircraft in Norway for the purpose of saving life.

The United Kingdom Civil Aviation Authority also previously issued a safety directive on April 29, 2016, requiring operators to suspend public transport flights and commercial air transport operations of all Airbus Helicopters EC225LP model aircraft registered in, or flying in or offshore of, the United Kingdom.

On June 1, 2016, the Accident Investigation Board Norway published a preliminary report that contains new findings from the investigation into the accident and a safety recommendation to the European Aviation Safety Agency ("EASA"). The Norwegian Civil Aviation Authority subsequently issued a new safety directive on June 1, 2016, suspending all operations, including search and rescue training and flights, of all Airbus Helicopters EC225LP and AS332L2 model aircraft registered in, or flying in or offshore of, Norway. The United Kingdom Civil Aviation Authority also issued a new safety directive on June 2, 2016, suspending all operations, including search and rescue operations, of all Airbus Helicopters EC225LP and AS332L2 model aircraft registered in, or flying in or offshore of, the United Kingdom.

On June 2, 2016, EASA issued an emergency airworthiness directive prohibiting flight of Airbus Helicopters EC225LP and AS332L2 model aircraft. The airworthiness directive by its terms does not apply to military, customs, police, search and rescue, firefighting, coastguard or similar activities or services as those types of services are governed by the member states of EASA directly. The Australian Civil Aviation Safety Authority subsequently issued the same airworthiness directive on June 3, 2016, prohibiting flight of Airbus Helicopters EC225LP and AS332L2 model aircraft in Australia.

As a result and until further notice, the Company will continue not to operate for commercial purposes its sole H225 model aircraft in Norway, its thirteen H225 aircraft in the United Kingdom, or its six H225 model aircraft in Australia; and effective immediately, the Company will not operate for search and rescue purposes, including training and missions, any of its other four H225 model aircraft in Norway or its other three H225 model aircraft in Australia. The Company does not have any AS332L2 model aircraft in its fleet.

The Company’s other aircraft model types, including search and rescue aircraft, continue to operate globally. The Company expects to increase utilization of other in-region aircraft and implement contingency plans designed to identify other available aircraft that can be safely and quickly mobilized to minimize or eliminate the impact on our clients’ critical operations. It is too early to determine whether the accident will have a material impact on the Company.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This current report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Our forward-looking statements reflect our views and assumptions on the date of this current report regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include statements discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year-ended March 31, 2016. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: June 3, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary